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                                                                     Exhibit 4.3

                          QUALITY CARE SOLUTIONS, INC.

                          SHAREHOLDER RIGHTS AGREEMENT

     This Shareholder Rights Agreement (the "AGREEMENT") is made effective as of May 29, 1998 by and among Quality Care Solutions, Inc., a Nevada corporation (the "COMPANY"), certain holders of Series A Preferred Stock of the Company as set forth in Exhibit A attached hereto (the "SERIES A HOLDERS"), certain holders of Series B Preferred Stock of the Company as set forth on Exhibit A (the "SERIES B HOLDERS"), the purchasers (the "PURCHASERS") of Series C Preferred Stock of the Company as set forth in Exhibit A pursuant to the Series C Preferred Stock Purchase Agreement dated May 29, 1998 (the "PURCHASE AGREEMENT"), the holders of the Warrants (as defined below) as set forth on Exhibit A (the "WARRANT HOLDERS") and certain significant shareholders as set forth on Exhibit A (the "SIGNIFICANT HOLDERS").

                                    RECITALS

     A. The Series A Holders and Series B Holders were entitled to certain registration rights pursuant to their respective certificates of designation.

     B. The holders of the Company's Series A Preferred Stock and Series B Preferred Stock have approved, by the requisite levels of consent, an amendment of each of their respective certificates of designation removing the registration and information rights contained therein. In connection therewith, the Series A Holders and the Series B Holders have been offered the opportunity to be granted rights (including certain registration and information rights) and to be bound by the restrictions contained in this Agreement.

     C. The obligations of the Company and the Purchasers under the Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Company and the Purchasers.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, all parties hereto agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

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     "COMMISSION" means the Securities and Exchange Commission or any other
Federal agency at the time administering the Securities Act.

     "CONVERSION STOCK" means the Common Stock issued or issuable pursuant to conversion of the Preferred Stock.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "HOLDER" means any Series A Holder, Series B Holder, Warrant Holder or Purchaser holding Registrable Securities, or any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 5.10 hereof.

     "INITIATING HOLDERS" means

          (i) for the purpose of section 5.1, any Holder or Holders who, in the aggregate, hold not less than 30% of all Registrable Securities then outstanding; and

          (ii) for the purposes of section 5.3, any Holder or Holders who, in the aggregate, hold not less than 10% of all Registrable Securities then outstanding.

     "PREFERRED STOCK" shall mean the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock of the Company.

     "REGISTRABLE SECURITIES" means (i) the Conversion Stock, (ii) the Warrant Stock and (iii) any Common Stock of the Company issued or issuable in respect of the Conversion Stock or the Warrant Stock upon any conversion, stock split, stock dividend, recapitalization, or similar event; provided, however, that securities shall only be treated as Registrable Securities if and so long as
(i) they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction and
(ii) the registration rights with respect to such securities have not terminated pursuant to Section 5.11.

     The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated in the definition of "Selling Expenses", incurred by the Company in complying with Sections 5.1, 5.2 and 5.3 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel to the selling stockholders for each registration, blue sky fees and expenses, the expense of any


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special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "RESTRICTED SECURITIES" shall mean securities of the Company required to bear the legends set forth in Section 3 hereof.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth in the definition of "Registration Expenses", all fees disbursements of separate counsel for any Holder.

          "SIGNIFICANT HOLDERS' STOCK" means all shares of Common Stock, Conversion Stock or Warrant Stock held by all Significant Holders.

          "WARRANTS" means the warrants to purchase an aggregate of 100,000 shares of Common Stock of the Company at an exercise price of $1.05, which warrants are held by the Warrant Holders as of the date of this Agreement.

          "WARRANT STOCK" means the Common Stock issued or issuable pursuant to exercise of the Warrants.

     2.   RESTRICTIONS ON TRANSFERABILITY.

          2.1 GENERALLY. The Preferred Stock, the Conversion Stock, the Warrants, the Warrant Stock, the Significant Holders' Stock and any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each such holder or transferee will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Holder or transferee to agree to take and hold such securities subject to the restrictions and upon the conditions specified in this Agreement, including without limitation the restrictions set forth in Sections 7 and 9.

     2.3  RESTRICTIONS ON TRANSFERABILITY OF SIGNIFICANT HOLDERS' STOCK.

          (a) General Restriction. Except as set out in Section 2.2(b), the Significant Holders' Stock and any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall not be sold, assigned, trans-


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ferred or pledged except with the written consent of Purchasers holding not less than a majority of the Conversion Stock held by all Purchasers in the aggregate.

          (b) EXCEPTION. Notwithstanding Section 2.2(a) and Section 8, J. Mikel Echeverria shall be permitted to sell any shares of Common Stock beneficially held by him without first obtaining the consents described in such
Section 2.2(a), provided that: (i) sales consummated in any calendar year do not exceed 100,000 shares of Common Stock, as adjusted for any stock splits or consolidations, (ii) aggregate sales consummated between the date of this Agreement and the first registered public offering of the Common Stock of the Company do not exceed 200,000 shares of Common Stock, as adjusted for any stock splits or consolidations and (iii) sales are subject to the provisions of
Section 3 and the last sentence of Section 4 of this Agreement.

     3. RESTRICTIVE LEGEND. Each certificate representing the Preferred Stock, the Conversion Stock, the Warrants, the Warrant Stock, the Significant Holders' Stock or any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES GENERALLY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF UP TO 180-DAYS FOLLOWING THE EFFECTIVE DATE OF CERTAIN REGISTRATION STATEMENTS OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

     Each Series A Holder, Series B Holder, Purchaser, Warrant Holder and Significant Holder consents to the Company making a notation on its records and giving instructions to any

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transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

     4. NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Without in any way limiting the immediately preceding sentence, no sale, assignment, transfer or pledge of Restricted Securities shall be made by any holder thereof to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement including, without limitation, Section 7 and this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if reasonably requested by the Company, the holder shall also provide, at such holder's expense, either (i) a written opinion of legal counsel addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company; provided, however, that the Company shall not request an opinion of counsel or "no action" letter with respect to (i) a transfer not involving a change in beneficial ownership, (ii) a transaction involving the distribution without consideration of Restricted Securities by the holder to its constituent partners or members in proportion to their ownership interests in the holder, (iii) a transaction involving the transfer without consideration of Restricted Securities by an individual holder during such holder's lifetime by way of gift or on death by will or intestacy or (iv) a transfer to an "affiliate" of the transferor, as such term is defined under Rule 144. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and counsel for the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

     5.   REGISTRATION.

          5.1  REQUESTED REGISTRATION.

               (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to shares of Registrable Securities, the Company will:

                    (i) promptly give written notice of the proposed registration to all other Holders; and

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          (ii) as soon as practicable, use its best efforts to effect such registration as part of a firm commitment underwritten public offering with underwriters reasonably acceptable to the Initiating Holders and the Company (including, without limitation, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request by delivering a written notice to such effect to the Company within 20 days after the date of such written notice from the Company.

     Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect or complete any such registration pursuant to this Section 5.1:

               (A) Prior to the earlier of (i) May 29, 2000 and (ii) six months after the effective date of the Company's first registered public offering of its Common Stock;

               (B) Unless the requested registration would include at least 30% of the Registrable Securities or any lesser percentage so long as the aggregate offering price of all Registrable Securities sought to be registered by all Holders, net of underwriting discounts and commissions, would exceed $5,000,000;

               (C) During the period starting with the date thirty (30) days prior to the Company's estimated date of filing of, and ending on the date six
(6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

               (D) After the Company has completed one registration pursuant to this subparagraph 5.1(a); or

               (E) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that, because it is necessary for the Company to consummate a pending transaction, in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future. In such case, the Company's obligation to use its best efforts to register, qualify or comply under this Section 5.1(a) shall be deferred for a period not to exceed 90 days from the date of receipt of the written request from the Initiating Holders, provided that the Company may not exercise this deferral right more than once per twelve month period.


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     Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

          (b) Consent by Holders on the Request for Registration. A written request for a vote or the solicitation of consents may be made by holders holding an aggregate of 5% of all Registrable Securities. Within ten days after receipt of such request, the Company will give written notice to all Holders whose vote is requested and set a meeting of those Holders, which shall be within 60 days of such request to vote on the exercise of their rights under this Section 5.1.

          (c) Underwriting. In the event of a registration pursuant to Section 5.1, the Company shall advise the Holders as part of the notice given pursuant to Section 5.1(a)(i) that the right of any Holder to registration pursuant to
Section 5.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 5.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

     The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 5.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders requesting to be included in the registration and underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company.
If other selling shareholders who are employees, officers, directors or other affiliates of the Company have requested registration of securities in the proposed offering, the Company will reduce or eliminate such other selling shareholders' securities before any reduction or elimination of Registrable Securities to be included in such registration.

     5.2 COMPANY REGISTRATION.

          (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or the



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account of a Holder or other holders, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Rule 145 transaction:

               (i)  promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualifications including compliance with Blue Sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after the date of such written notice from the Company, by any Holder.

     (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event, the right of any Holder to registration pursuant to
Section 5.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

     All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration (i) in the case of the Company's initial public offering, to zero, and (ii) in the case of any other offering, to an amount no less than 30% of all shares to be included in such offering, provided that if other selling shareholders who are employees, officers, directors or other affiliates of the Company have requested registration of securities in the proposed offering, the Company will reduce or eliminate such other selling shareholders' securities before any reduction or elimination of Registrable Securities to be included in such registration. The Company shall so advise all Holders requesting to be included in the registration and underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company.

     (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration


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and shall give notice to each Holder who has elected to include securities in such registration as soon as practicable after such termination or withdrawal.

     5.3 REGISTRATION ON FORM S-3.

          (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two registrations pursuant to this Section 5.3 in any twelve (12) month period. If such offer is to be an underwritten offer, the underwriters must be acceptable to both the Initiating Holders and the Company. The Company shall inform the other Holders of the proposed registration and offer them upon at least 20 days written notice the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of Section 5.1(b) shall be applicable to each such registration initiated under this Section 5.3

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.3:

               (i) If the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety
(90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities);

               (ii) During the period starting with the date thirty (30) days prior to the Company's estimated date of filing of, and ending on the date six
(6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

               (iii) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that, because it is necessary for the Company to consummate a proposed transaction, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a


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
registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Initiating Holder or Holders, provided that the Company may not exercise this deferral right more than once per twelve month period.

     5.4  SUBSEQUENT REGISTRATION RIGHTS.

          (a) Without the consent of any holder of Registrable Securities hereunder, the Company may grant to any holder of securities of the Company registration rights entirely inferior and subordinate to those granted hereunder.

          (b) The Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights superior to or on a pari passu basis with the rights granted the Purchasers hereunder without the written consent of the holders of a majority of the Registrable Securities.

          (c) Notwithstanding the foregoing, persons who purchase shares of Series C Preferred Stock in the Second Closing (as such term is defined in the Purchase Agreement) shall become parties to this Agreement by executing a counterpart hereof and any Series A Holder and any Series B Holder may become parties to this Agreement by executing a counterpart hereof within 30 days after the First Closing Date (as such term is defined in the Purchase Agreement). The Company may, without obtaining any further consent of the holders of Registrable Securities, amend the Schedule of Holders to reflect such additional parties.

     5.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with all registrations pursuant to this Section 5 shall be borne by the Company. Notwithstanding the foregoing, in the event that Initiating Holders cause the Company to begin a registration pursuant to Section 5.1, and the request for such registration is subsequently withdrawn by the Initiating Holders, all Holders shall be deemed to have forfeited their right to one registration under Section 5.1, unless the Initiating Holders pay for, or reimburse the Company for, the Registration Expenses incurred in connection with such withdrawn or incomplete registration. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered or proposed to be so registered.

     5.6 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. The Company will:

          (a) prepare and file with the Commission within 90 days after the receipt of request for registration, a registration statement on any appropriate form under the Securities Act, which form shall be available for sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and use its best efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any


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
amendment or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company will furnish to the Holders of the Registrable Securities covered by such registration statement (the "PARTICIPATING HOLDERS") and the underwriters copies of all such documents provided to be filed, which documents will be subject to the review of such Holders and underwriters;

     (b) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep such registration statement effective for a reasonable period not to exceed 180 days; cause the related prospectus to be supplemented by any required prospectus supplement; and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus;

     (c) notify the Participating Holders and the managing underwriters promptly, and (if requested by any such person) confirm such advice in writing; when a prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to a registration statement or any post-effective amendment, when the same has become effective; of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information; of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose; of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and of the happening of any event that makes any statement of a material fact made in the registration statement, the prospectus or any documents incorporated therein by reference untrue or which requires the making of any changes in the registration statement so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

     (e) if reasonably requested by the managing underwriters, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters believe (on advice of counsel) should be included therein as required by applicable law relating to such sale of Registrable Securities, including, without limitation, information with respect to the purchase price being paid for the Registrable Securities by such underwriters and with respect to any other terms of the underwritten (or "best-efforts" underwritten) offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;


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
     (f) furnish to each managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendment, including financial statements and any schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (g) deliver to each Participating Holder and the underwriters without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus and any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of such prospectus and of any amendment or supplement thereto by each of the Participating Holders and the underwriters in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto;

     (h) prior to any public offering of the Registrable Securities, cooperate with the Participating Holders, the underwriters, if any, and their respective counsel in connection with and use its best efforts to effect the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Participating Holder or underwriter reasonably requests in writing, keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Company will not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject the Company to general service of process in any jurisdiction where it is not at the time so subject;

     (i) use its best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters to consummate the disposition of such Registrable Securities;

     (j) as necessary, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any documents incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

     (k) use its best efforts to cause all Registrable Securities covered by the registration statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

     (l) enter into such agreements (including, an underwriting agreement) and take all such other action reasonably required in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities and in such connection, if the registration is in connection with an underwritten offering; make such representations and warranties to the underwriters in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; obtain opinions of counsel to the Company and updates thereof (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the underwriters) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; obtain "cold comfort" letters and updates thereof from the Company's accountants addressed to the underwriters; such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with underwritten offerings; set forth in full in any underwriting agreement entered into the indemnification provisions and procedures of Section 5.7 hereof with respect to all parties to be indemnified pursuant to Section 5.7; and deliver such documents and certificates as may be reasonably required by the underwriters to evidence compliance with the preceding clause above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

          (m) provide a transfer agent and registrar for the Registrable Securities not later than the effective date of such registration statement;

          (n) make available for inspection by one or more representatives of the Participating Holders, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Participating Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representatives, in connection with such; and

          (o) otherwise use its best efforts to comply with all applicable federal and state regulations; and take such other action as may be reasonably necessary to or advisable to enable each Participating Holder and each underwriter to consummate the sale or disposition in such jurisdiction or jurisdictions in which any such Participating Holder or underwriter shall have required that the Registrable Securities be sold.

Except as otherwise provided herein, the Company shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each registration statement the selection of underwriters, and the distribution of any preliminary prospectus included in the registration statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or for the account of one or more of its other security holders. The Company may require that each Participating Holder furnish to the Company such information required for the distribution of the Common Stock and such other information as may otherwise be required by the Act to be included in such registration statement.

               5.7  INDEMNIFICATION.

                    (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or controlling person, and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any Holder, if due to the fault of such Holder a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage.

                    (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, other holders of the Company's securities covered by such registration statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Holder, and will reimburse the Company, such other Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, but in the case of the Company or the other Holders or their officers, directors or controlling persons, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by such Holder in writing and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection 5.7(b) shall be limited in an amount equal to the net proceeds received by such Holder for the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

          (c) Each party entitled to indemnification under this Section 5.7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) In connection with each registration statement relating to the disposition of Registrable Securities if the indemnification provided for in subsection (i) hereof is unavailable to an Indemnified Party thereunder in respect to any losses, claims, damages or liabilities referred to therein, then the Company shall in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities. The amount to be contributed by the Company hereunder shall be an amount which is in the same proportionate relationship to the total amount of such losses, claims, damages or liabilities as the total net proceeds from the offering (before deducting expenses) of the Registrable Securities bears to the total price to the public (including underwriters' discounts) for the offering of securities covered by such registration.

     5.8 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or

Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

     5.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use all reasonable efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

     5.10 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Sections 5.1, 5.2 and 5.3 may be assigned to a transferee or assignee in connection with any permitted transfer or assignment of Registrable Securities by the Holder provided that: (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement, (ii) such assignee or transferee acquires at least 10,000 shares (as adjusted for stock splits, stock dividends, stock combinations and the like) of Registrable Securities (including Preferred Stock convertible into Registrable Securities or Warrants exercisable for Registrable Securities),
(iii) written notice is promptly given to the Company and (iv) such transferee agrees to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned without compliance with item (ii) above to (x) any constituent partner, member or shareholder of a Holder which is a Partnership, limited liability company or corporation, or an affiliate (as such term is defined in Rule 405 of the Securities Act) of such Holder of (y) a family member or trust for the benefit of a Holder who is an individual, or a trust for the benefit of a family member of such a Holder or the Holder's estate.

     5.11 TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to Sections 5.1, 5.2 and 5.3 of this Agreement shall terminate on the date seven years after the effective date of the Company's initial public offering.

     6.   FINANCIAL INFORMATION RIGHTS.

          (a) The Company will provide the following reports to each Series A Holder, Series B Holder, Warrant Holder and Purchaser:

               (i) As soon as practicable after the end of the fiscal year ending December 31, 1998 and each fiscal year thereafter, and in any event within 90 days after the end of each such fiscal year, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows and stockholders' equity of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company, and a capitalization table in reasonable detail for such fiscal year; and

               (ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than accompanying notes), subject to changes resulting from year-end audit adjustments, in reasonable detail and signed by the principal financial or accounting officer of the Company, and a capitalization table in reasonable detail for such quarterly period.

          (b) The Company will provide to each Series A Holder, Series B Holder, Purchaser and Warrant Holder such additional documents or reports as may be required pursuant to the relevant Restated Certificate of Designation or Certificate of Designation, as the case may be, or other instrument(s) relating to the securities of the Company.

          (c) The Company will provide the following reports to each Purchaser who purchases shares of the Series C Preferred Stock of the Company in the First Closing (as such term is defined in the Purchase Agreement):

               (i) At least 30 days prior to the beginning of each fiscal year, commencing with the fiscal year beginning January 1, 1999, a budget as adopted by the Company's Board of Directors for the fiscal year;

               (ii) As soon as practicable after the end of the first and second month of each quarterly accounting period, a consolidated balance sheet of the Company and its subsidiaries (if any), as of the end of each such monthly period, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries (if any), for such persons and for the current quarter to date, prepared in accordance with generally accepted accounting principles (other than accompanying notes), subject to changes resulting from quarter-end and year-end adjustments, in reasonable detail and signed by the principal financial or accounting officer of the Company;

               (iii) Any materials sent to the board of directors of the Company, as soon as practicable after such materials have been sent; and

               (iv) Copies of any claims made against the Company or its affiliates which could, if successful, have a material adverse effect on the Company.

          (d) Each Holder shall have, in addition to the right to inspect the records of the Company as provided by Nevada law, the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers.

          (e) The rights granted pursuant to Section 6(a), (b) and (c) may be assigned to any transferee, other than a competitor or potential competitor of the Company (as reasonably determined by the Company's Board of Directors) so long as such transferee agrees in writing to be bound by the provisions of
Section 6(f), below.

          (f) Each Series A Holder, Series B Holder, Purchaser, Warrant Holder, or transferee of rights under this Section 6 acknowledges and agrees that certain information obtained pursuant to this Section 6 may be considered nonpublic information and will be maintained in confidence by such Series A Holder, Series B Holder, Purchaser, Warrant Holder or transferee and will not be utilized by such Series A Holder, Purchaser, Warrant Holder or transferee in connection with purchases or sales of the Company's securities except in compliance with applicable state and Federal securities laws.

          (g) The covenants of the Company set forth in this Section 6 shall terminate and be of no further force or effect upon the closing of a firm commitment underwritten public offering.

     7. LOCKUP AGREEMENT. Each Series A Holder, Series B Holder, Purchaser, Warrant Holder, Significant Holder and transferee who receives Conversion Stock, Warrant Stock and any Common Stock of the Company issued or issuable in respect of any of the foregoing upon any conversion, stock split, stock dividend, recapitalization, or similar event, hereby agrees that, in connection with the first registration of the offering of any securities of the Company under the Securities Act for the account of the Company, if so requested by the Company or any representative of the underwriters (the "MANAGING UNDERWRITER"), such holder or transferee shall not sell or otherwise transfer any securities of the Company during the period specified by the Company's Board of Directors at the request of the Managing Underwriter (the "MARKET STANDOFF PERIOD"), with such period not to exceed 180 days following the effective date of such registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period. The Company shall use its reasonable best efforts to place similar contractual lockup restrictions on all capital stock issued now or hereafter to officers, directors, employees, consultants or shareholders holding not less than 1% of the capital stock of the Company and the effectiveness of the lockup provided by this section 7 shall be conditional on the Company obtaining similar contractual lockup restrictions on all capital stock issued now or hereafter to such officers, directors, employees, consultants or shareholders. Notwithstanding the foregoing, the provisions of this Section 7 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a transaction within Rule 145 of the Securities Act on Form S-4 or similar form which may be promulgated in the future.

     8.   RIGHTS OF FIRST REFUSAL AND CO-SALE RIGHTS.

          (a) Rights of First Refusal. Except as set out in Section 2.2(b), in the event that a Significant Holder receives a bona fide offer from any person to purchase any of such Significant Holders' Stock, such Significant Holder (the "SELLING SHAREHOLDER") shall first give the Secretary of the Company notice of his intention to transfer such shares, describing the number of shares of Significant Holders' Stock proposed to be transferred (the "OFFERED SHARES"), the identity of the proposed transferee, and the price and terms upon which he proposes to make such transfer (the "TRANSFER NOTICE"). The Secretary of the Company will give the Transfer Notice to the Series A Holders, Series B Holders, Purchasers and Warrant Holders (the "OFFEREE HOLDERS"). Within fifteen (15) days after delivery of the Transfer Notice to the Offeree Holders, each Offeree Holder may elect to purchase such person's pro rata share (as defined herein) of the shares to be sold by the Selling Shareholder by giving written notice thereof to the Secretary of the Company. If any of the Offeree Holders fails to agree to purchase its pro rata share within such fifteen (15) days period, the Secretary will give the Offeree Holders who did so agree (the "ELECTING HOLDERS") notice of the number of Offered Shares which were not subscribed for. The Electing Holders shall have ten (10) days from the date of such notice to agree to purchase, pro rata or as they may agree, up to all of the Offered Shares not purchased by such non-purchasing Offeree Holders. For the purpose of the rights set forth in this Section 8(a), the "PRO RATA SHARE" of an Offeree Holder shall be equal to the quotient obtained when the number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock held by such Offeree Holder and upon exercise of the Warrants held by such Offeree Holder is divided by the total number of shares of Conversion Stock and Warrant Stock.

          (b) Co-Sale Right. To the extent the Offeree Holders decline to exercise in full the right of first refusal within the fifteen (15) day plus ten
(10) day period specified above, the Secretary shall give written notice to all Offeree Holders. Within fifteen (15) days after delivery of that Notice, each Offeree Holder may elect to sell up to such person's pro rata share (as defined herein) of the remaining shares to be purchased by the transferee described in the Transfer Notice by giving written notice thereof to the Significant Holder and tendering to the Secretary of the Company a certificate representing the shares to be sold, properly endorsed for transfer, with written instructions to transfer the shares to the transferee described in the Transfer Notice upon receipt of payment for such shares from such transferee for the benefit of such Offeree Holder. The Selling Shareholder shall thereupon notify the transferee of the co-sale arrangements hereunder, and instruct the transferee to deliver payment for the shares to be purchased by such transferee to the Secretary of the Company, who shall transmit such payment to the Significant Holder, Series A Holder, Series B Holder and Purchaser in payment for the shares sold by each. For the purpose of the rights set forth in this Section 8(b), the "PRO RATA SHARE" of an Offeree Holder shall be equal to the quotient obtained when the aggregate number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock held by such Offeree Holder and upon exercise of the Warrants held by such Offeree Holder is divided by the number of shares of Significant Holders' Stock held by the Selling Shareholder at the date of the Transfer Notice plus all Conversion Stock.

     (c) SALE AFTER NOTICE. To the extent the Series A Holders, Series B Holders, Purchasers or Warrant Holders decline to exercise both the right of first refusal and the co-sale right as allowed by this Section, the Selling Shareholder may, within ninety (90) days after the date on which the Series A Holders', Series B Holders', Purchasers' or Warrant Holders' co-sale rights lapsed, transfer some or all of the Significant Holders' Stock which were the subject of the Transfer Notice at a price and on terms no less favorable to the transferees than specified in the Transfer Notice. Significant Holders' Stock transferred in accordance with the provisions of this Section 8 shall no longer be subject to the restrictions on Significant Holders' Stock set forth in this Section 8. After the expiration of said ninety (90) day period, the Selling Shareholder shall not transfer any of his Significant Holders' Stock without first offering such securities to the Series A Holders, Series B Holders, Purchasers and Warrant Holders in the manner provided above.

     (d) EXEMPT TRANSFERS. Any transfer of Significant Holders' Stock without consideration to a family member of the Significant Holder or a trust or custodian for the benefit of the Significant Holder or a family member of the Significant Holder shall not be subject to the provisions of this Section 8, provided that the transferee agrees in writing to be bound by the provisions of this Section 8 with respect to any subsequent transfer of such shares.

     (e) TRANSFERABILITY. The rights granted under this Section 8 may not be assigned except for (i) a transaction involving the distribution without consideration of shares of Common Stock held by a Purchaser, Series A Holder, Series B Holder or Warrant Holder to such holder's constituent partners or members in proportion to their ownership interests in such holder or (ii) in connection with a transfer of Registrable Securities by the holder whereby such transferee acquires at least 100,000 shares (as adjusted for stock splits, stock dividends, stock combinations and the like) of Registrable Securities (including Preferred Stock convertible into Registrable Securities or Warrant Stock exercisable for Registrable Securities).

          (f) Termination. The rights of the Purchasers, Series A Holders, Series B Holders or Warrant Holders pursuant to this Section 8 shall not apply to any offering of stock made pursuant to a registration statement and shall terminate and be of no further force or effect upon the closing of the Company's initial public offering of its Common Stock pursuant to a registration statement declared effective by the Commission.

          (g) Restrictive Legend. Each certificate representing the stock subject to this co-sale restriction shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

          TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL AND CO-SALE PROVISIONS SET FORTH IN AN AGREEMENT BETWEEN THE HOLDER, THE ISSUER, AND CERTAIN OTHER HOLDERS OF STOCK OF THE ISSUER, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

     9. AMENDMENT. Except as otherwise provided above, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Notwithstanding the foregoing, no amendment shall be made to this Agreement which by its terms adversely affects, or which was motivated primarily by an intent to adversely affect, a particular class of Holders (e.g., Series A Holders, Series B Holders, Purchasers or Warrant Holders) in a manner differently from the other Holders without the written consent of a majority of the Registrable Securities held by the Holders in such adversely affected class. Any amendment or waiver effected in accordance with Section 5.4 or Section 9, as applicable, shall be binding upon each Series A Holder, Series B Holder, Purchaser, Warrant Holder, Significant Holder or Holder of Registrable Securities at the time outstanding, each future holder of any of such securities, and the Company.

     10. GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Nevada without regard to conflict of laws provisions.

     11. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and Agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     12. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

        (a) if to a Holder, at such Holder's address as set forth in Exhibit A, or at such other address as such Holder shall have furnished to the Company.

        (b) if to the Company, to:

            Quality Care Solutions, Inc.
            5030 East Sunrise Drive
            Phoenix, Arizona 85044
            Attn: Robert F. Theilmann
            Fax:  (602) 940-1388


or at such other address as the Company shall have furnished to the Holders, with a copy to:

            Bryan Cave LLP
            2800 North Central Avenue, 21st Floor
            Phoenix, Arizona 85004-1098
            Attn: Joseph P. Richardson
            Fax:  (602) 266-5938

        Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

    13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


"THE COMPANY"


Quality Care Solutions, Inc.
a Nevada corporation




By: /s/ Gregory S. Anderson
    ------------------------------
    Gregory S. Anderson, President



"THE SIGNIFICANT HOLDERS"

/s/ J. Mikel Echeverria
----------------------------------
J. Mikel Echeverria


/s/ Sherwood Chapman
----------------------------------
Sherwood Chapman


/s/ Alan B. Oliver
----------------------------------
Alan B. Oliver


/s/ Bruss Bowman
----------------------------------
Bruss Bowman


/s/ Robert F. Theilmann
----------------------------------
Robert F. Theilmann





          [Counterpart Signature page to Quality Care Solutions, Inc.
                         Shareholder Rights Agreement]

"THE SERIES A HOLDERS"


Name of Purchaser (print):


__________________________________

By:    ___________________________

Title: ___________________________

Date:  ___________________________



"THE SERIES B HOLDERS"


Name of Purchaser (print):


__________________________________

By:    ___________________________

Title: ___________________________

Date:  ___________________________



"THE PURCHASERS"


DOMINION FUND IV, A DELAWARE LIMITED PARTNERSHIP by its general partner, DOMINION MANAGEMENT IV, L.L.C.


/s/ Brian Smith
__________________________________

By:    Brian Smith

Title: Member

Date:  May 29, 1998





          [Counterpart Signature page to Quality Care Solutions, Inc.
                         Shareholder Rights Agreement]

                                   EXHIBIT A


                          (to the Amended and Restated
                 Registration and Information Rights Agreement
                              dated May 29, 1998)


                              SCHEDULE OF HOLDERS



"THE SIGNIFICANT HOLDERS"                                 SHARES OF COMMON STOCK

J. Mikel Echeverria                                             3,860,000
14440 S. 13th Place
Phoenix, AZ 85048


Sherwood Chapman                                                1,758,850
610 E. Betsy Ln
Gilbert, AZ


Alan B. Oliver                                                    768,600
11010 East Warner #130
Tempe, AZ 85283


Bruss Bowman                                                      768,600
995 E. Baseline, #2012
Tempe, AZ 85283


Robert F. Theilmann                                               108,333
6506 S. Jentilly
Tempe, AZ 85283

                                   EXHIBIT A


                              SCHEDULE OF HOLDERS



"THE SERIES B HOLDERS"                                        SHARES OF SERIES B
                                                               PREFERRED STOCK

                                   EXHIBIT A


                              SCHEDULE OF HOLDERS



"THE PURCHASERS"                                             SHARES OF SERIES C
                                                               PREFERRED STOCK


Dominion Fund IV, a Delaware Limited                              5,194,805
Partnership
44 Montgomery Street, Suite 4200
San Francisco, CA 94104

                                   EXHIBIT A


                              SCHEDULE OF HOLDERS



"THE WARRANT HOLDERS"                             WARRANTS TO PURCHASE SHARES OF
                                                           COMMON STOCK


Gregory S. Anderson                                           40,000
4715 E. Calle Del Hoeto
Phoenix, AZ 85018


Robert F. Theilmann                                           60,000
6506 S. Jentilly
Tempe, AZ 85283